News Release

Exhibit 99.1

Contact:
Media	Investors
Robert C. Ferris	Nicholas Noviello
973-455-3388	973-455-2222
rob.ferris@honeywell.com	nicholas.noviello@honeywell.com

HONEYWELL BOARD AMENDS BY-LAWS AND
CORPORATE GOVERNANCE GUIDELINES

Changes Include Majority Voting in Director Elections

                MORRIS TOWNSHIP, N.J., December 11, 2006 -- Honeywell (NYSE: HON) announced today that its Board of Directors has adopted amendments to the company's By-laws regarding establishment of a majority voting standard for the election of directors, determination of the authorized number of directors and shareowner approval of rights plans. In addition, the Board amended the company’s Corporate Governance Guidelines to include a policy under which it may seek recoupment of incentive compensation in the event of a restatement.

                The majority voting standard will be used in all uncontested elections of directors, where the number of nominees does not exceed the number of directors to be elected. Majority voting requires that nominees to the Board receive more than 50 percent of the votes cast to be elected.

                The majority voting Bylaw also provides that any director nominee in an uncontested election who does not receive a majority of the votes cast is expected to resign. The Board, through a process managed by its Corporate Governance and Responsibility Committee, will consider and act upon such resignation no later than at its first regularly scheduled meeting following certification of the shareowner vote.

                By-law amendments were also adopted regarding determination of the authorized number of directors and shareowner approval of rights plans or poison pills. The company does not currently have a rights plan. Under the By-law amendment, which incorporated the prior Board policy on this topic, the company will seek shareowner approval prior to adoption of a rights plan unless a majority of its independent directors determines that it is in the best interest of the company and its shareowners to adopt the plan without delay. Any rights plan adopted by the

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Page 2 – Bylaw Amendments

Board without prior shareowner approval would expire within twelve months unless ratified earlier by the shareowners.

                The Board has also amended the company’s Corporate Governance Guidelines to include a policy under which the Board may seek recoupment of incentive compensation paid to senior executives in the event it is later determined that their misconduct caused a restatement of financial results that led to the awarding of unearned incentive compensation.

Honeywell International is a $31 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, Chicago and Pacific Stock Exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor's 500 Index. For additional information, please visit www.honeywell.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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